HAUSSER+TAYLOR
                                  [LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Kid Stuff, Inc
Canton, Ohio 44718



        As independent certified public accountants for Kids Stuff, Inc., we hereby consent to the use in this Form SB-2 Registration Statement for Kids Stuff, Inc. of our report included herein, which has a date of February 21, 1997 relating to the balance sheet of Kids Stuff, Inc. as of December 31, 1996 and the related statements of income, cash flows, and stockholders' equity for the years ended December 31, 1996 and 1995, and of our report included herein, which has a date of January 22, 1997 relating to the balance sheet of The Natural Baby Company, Inc. as of December 31, 1996, and the related statements of income, cash flows, and stockholders' equity for the years ended December e31, 1996 and 1995, and to the reference to our firm under the caption "Experts" in the Prospectus.



                                                              /s/ HAUSSER+TAYLOR


Canton, Ohio
March 14, 1997